Exhibit 10.13

Alamar Biosciences, Inc.

Cash Incentive Bonus Plan

1.
Purposes of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating Employees to (a) perform to the best of their abilities and (b) achieve the Company’s objectives.
2.
Administration of the Plan.

(a)
Administrator. The Plan will be administered by the Board or a Committee (the “Administrator”). To the extent necessary or desirable to satisfy applicable laws, the Committee acting as the Administrator will consist of not less than two members of the Board. The members of any Committee will be appointed from time to time by, and serve at the pleasure of, the Board. The Board may retain the authority to administer the Plan concurrently with a Committee and may revoke the delegation of some or all authority previously delegated. Different Administrators may administer the Plan with respect to different groups of Employees. Unless and until the Board otherwise determines, the Board’s Compensation Committee will administer the Plan.
(b)
Administrator Authority. It will be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions. The Administrator will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees will be granted awards,

(ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and the awards, (iv) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are non-U.S. nationals or employed outside of the U.S. or to qualify awards for special tax treatment under the laws of jurisdictions other than the U.S., (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules. Any determinations and decisions made or to be made by the Administrator pursuant to the provisions of the Plan, unless specified otherwise by the Administrator, will be in the Administrator’s sole discretion.

(c)
Decisions Binding. All determinations and decisions made by the Administrator and/or any delegate of the Administrator pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons and will be given the maximum deference permitted by law.
(d)
Delegation by Administrator. The Administrator, on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company. Such delegation may be revoked at any time.

3.
Selection of Participants and Determination of Awards.

(a)
Selection of Participants. The Administrator will select the Employees who will be Participants for any Performance Period. Participation in the Plan will be on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Performance Periods. No Employee will have the right to be selected to receive an award under this Plan or, if so selected, to be selected to receive a future award.
(b)
Determination of Target Awards. The Administrator may establish a Target Award for each Participant (which may be expressed as a percentage of a Participant’s average annual base salary for the Performance Period or a fixed dollar amount or such other amount or based on such other formula or factors as the Administrator determines).
(c)
Bonus Pool. The Administrator may establish a Bonus Pool for each Performance Period, which pool may be established before, during or after the applicable Performance Period. Actual Awards will be paid from the Bonus Pool (if a Bonus Pool has been established).

(d)
Discretion to Modify Awards. Notwithstanding any contrary provision of the Plan, the Administrator, at any time prior to payment of an Actual Award, may: (i) increase, reduce or eliminate a Participant’s Actual Award, and/or (ii) increase, reduce or eliminate the amount allocated to the Bonus Pool. The Actual Award may be below, at or above the Target Award, as determined by the Administrator. The Administrator may determine the amount of any increase, reduction, or elimination based on such factors as it deems relevant and will not be required to establish any allocation or weighting with respect to the factors it considers.
(e)
Discretion to Determine Criteria. Notwithstanding any contrary provision of the Plan, the Administrator will determine the performance goals, if any, applicable to any Target Award (or portion thereof) which may include, without limitation, goals related to: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; relative stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales, annual recurring revenue or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the U.S. Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Administrator whether or not listed herein. As determined by the Administrator, the performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Administrator at the time an award is granted or at the time the performance goals are established, the Administrator will appropriately make adjustments in the method of calculating the attainment of performance goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (viii) to exclude the effect of any change in the outstanding stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Administrator may establish or provide for other adjustment items at the time an award is granted or at the time the performance goals are established. The Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for such Performance Period. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the applicable performance goals will result in a failure to earn the Target Award, except as provided in Section 3(d). The Administrator also may determine that a Target Award (or portion thereof) will not have a performance goal associated with it but instead will be granted (if at all) as determined by the Administrator.
4.
Payment of Awards.

(a)
Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company Group. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which the Participant may be entitled.

(b)
Timing of Payment. Payment of each Actual Award will be made as soon as practicable after the end of the Performance Period to which the Actual Award relates and after the Actual Award is approved by the Administrator, but in no event after the later of (i) the 15th day of the 3rd month of the Fiscal Year immediately following the Fiscal Year in which the Participant’s Actual Award first becomes no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A), and (ii) March 15 of the calendar year immediately following the calendar year in which the Participant’s Actual Award first becomes no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A). Unless otherwise determined by the Administrator, to earn an Actual Award a Participant must be employed by the Company Group on the date the Actual Award is paid.
(c)
Form of Payment. Each Actual Award generally will be paid in cash (or its equivalent) in a single lump sum. The Administrator reserves the right to settle an Actual Award with a grant of an equity award with such terms and conditions, including any vesting requirements, as determined by the Administrator.
(d)
Payment in the Event of Death or Disability. If a Termination of Employment occurs due to a Participant’s death or Disability prior to payment of an Actual Award that the Administrator has determined will be paid for a prior Performance Period, then the Actual Award will be paid to the Participant or the Participant’s estate, as the case may be.
5.
General Provisions.

(a)
Tax Matters.
(i)
Section 409A. It is the intent that this Plan be exempt from or comply with the requirements of Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms will be interpreted to be so exempt or so comply. Each payment under this Plan is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2). In no event will the Company Group have any liability, obligation, or responsibility to reimburse, indemnify or hold harmless any Participant or other Employee for any taxes, penalties or interest imposed, or other costs incurred, as a result of Section 409A.
(ii)
Tax Withholdings. All payments under the Plan are subject to applicable deductions and withholdings.
(b)
No Effect on Employment or Service. Neither the Plan nor any award under the Plan will confer upon a Participant any right regarding continuing the Participant’s relationship as an Employee or other service provider to the Company Group, nor will they interfere with or limit in any way the right of the Company Group or the Participant to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws.
(c)
Forfeiture Events.
(i)
Clawback Policy; Applicable Laws. All awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under applicable law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions with respect to an award under the Plan as the Administrator determines necessary or appropriate, including, without limitation, a reacquisition right in respect of previously acquired shares of the Company’s common stock or other cash or property upon the occurrence of “cause.” No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company Group.
(ii)
Additional Forfeiture Terms. The Administrator may specify when providing for an award under the Plan that the Participant’s rights, payments, and benefits with respect to the award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the award. Such events may include, without limitation, termination of the Participant’s status as an Employee for “cause” or any act by a Participant, whether before or after the Participant’s status as an Employee terminates, that would constitute “cause.”

(d)
Successors. All obligations of the Company under the Plan, with respect to awards under the Plan, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
(e)
Nontransferability of Awards. No award under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and except as provided in Section 4(d). All rights with respect to an award granted to a Participant will be available during such Participant’s lifetime only to the Participant.
6.
Amendment, Termination, and Duration.

(a)
Amendment, Suspension, or Termination. The Administrator may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.
(b)
Duration of Plan. The Plan will commence on the date first adopted by the Board or the Compensation Committee of the Board, and subject to Section 6(a) (regarding the Administrator’s right to amend, suspend or terminate the Plan), will remain in effect thereafter until terminated.
7.
Legal Construction.

(a)
Gender and Number. Unless otherwise indicated by the context, any feminine term used herein also will include the masculine and any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.
(b)
Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality, or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the invalid, illegal, or unenforceable provision had not been included.
(c)
Governing Law. The Plan and all awards under the Plan will be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.
(d)
Bonus Plan. The Plan is intended to be a “bonus program” as defined under

U.S. Department of Labor regulations section 2510.3-2(c) and will be construed and administered in accordance with such intention.

(e)
Headings. Headings are provided herein for convenience only and will not serve as a basis for interpretation or construction of the Plan.
8.
Compliance with Applicable Laws. Awards under the Plan (including, without limitation, the granting of such awards) will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
9.
Definitions.

(a)
“Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period.
(b)
“Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
(c)
“Board” means the Board of Directors of the Company (or its designee).
(d)
“Bonus Pool” means as to any Performance Period, the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Administrator establishes the Bonus Pool for each Performance Period.
(e)
“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(f)
“Committee” means a committee appointed by the Board (pursuant to Section 2) to administer the Plan.
(g)
“Company” means Alamar Biosciences, Inc., a Delaware corporation, or any successor thereto.
(h)
“Company Group” means the Company and any Affiliates.
(i)
“Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.
(j)
“Employee” means any executive, officer, or other employee of the Company Group, whether such individual is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
(k)
“Fiscal Year” means the fiscal year of the Company.
(l)
“Participant” means as to any Performance Period, an Employee who has been selected by the Administrator for participation in the Plan for that Performance Period.
(m)
“Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Administrator. A Performance Period may be divided into one or more shorter periods.
(n)
“Plan” means this Cash Incentive Bonus Plan, as may be amended from time to time.

(o)
“Section 409A” means Section 409A of the Code and/or any state law equivalent as each may be amended or promulgated from time to time.

(p)
“Target Award” means the target award, at 100% of target level performance achievement, payable under the Plan to a Participant for a Performance Period, as determined by the Administrator in accordance with Section 3(b).
(q)
“Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company Group, including, without limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate. For purposes of the Plan, transfer of employment of a Participant between any members of the Company Group (for example, between the Company and an Affiliate) will not be deemed a Termination of Employment.